SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 19, 2005
EnPro Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-31225	01-0573945

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of Principal Executive Offices)
(Zip Code)
(704) 731-1500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.
     We incorporate by reference the information included in Item 3.02, below.
     We have entered into the Sixth Amendment to Credit Agreement dated as of October 19, 2005 (the “Amendment”), which amends our Credit Agreement dated as of May 16, 2002, as amended (the “Credit Agreement”) among our subsidiaries, Coltec Industries Inc, Coltec Industrial Products LLC, Garlock Sealing Technologies LLC, GGB, LLC, formerly known as Glacier Garlock Bearing LLC, Stemco LLC, and Corrosion Control Corporation, Bank of America, N.A., as agent, and the lenders named therein. The Amendment permits us to incur up to $172,500,000 in aggregate principal amount of indebtedness under the Debentures (as defined below), provided that a portion of the proceeds thereof shall be used, together with cash on hand, to pay in full all amounts owing under the outstanding 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due April 15, 2028 issued by our subsidiary, Coltec Industries Inc. which support the 5 1/4% Convertible Preferred Securities – Term Income Deferred Equity Securities due April 15, 2028 (the “TIDES”). The Amendment also permits distributions from our subsidiaries to us to make payments of interest on the Debentures unless a default or event of default exists under the facility and permits prepayments of the Debentures or distributions from our subsidiaries to us to make principal payments or payments upon conversion of the Debentures unless a default or event of default exists under the facility or the amount of the borrowing base under the facility, less the amount of outstanding borrowings under the facility, is less than $30 million.
     The description of the Amendment contained herein is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     We have agreed, under a Purchase Agreement (the “Purchase Agreement”) dated October 21, 2005 between us and certain initial purchasers (the “Initial Purchasers”) listed therein, to issue to the Initial Purchasers $150 million in aggregate principal amount of our 3.9375% convertible senior debentures due 2015 (the “Debentures”) and have granted the Initial Purchasers an option to purchase, within 30 days after the date of original issuance of the Debentures, up to an additional $22.5 million aggregate principal amount of the Debentures, which option has been exercised. The Debentures will bear interest at an annual rate of 3.9375%. We will pay interest on the Debentures on April 15 and October 15 of each year, beginning April 15, 2006. The Debentures will mature on October 15, 2015 unless earlier converted or repurchased by us.
     Holders may convert the Debentures into cash and shares of our common stock, if any, at an initial conversion rate of 29.5972 shares of common stock per $1,000 principal amount of Debentures (which is equal to an initial conversion price of approximately $ 33.79 per share), subject to adjustment, before the close of business on October 15, 2015 (the final maturity date) only under the following circumstances:

•	during any fiscal quarter commencing after December 31, 2005 (and only during such fiscal quarter), if the closing price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding fiscal quarter was 130% or more of the then current conversion price per share of common stock on that 30th trading day;

•	during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per Debenture for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the Debentures;

•	on or after September 15, 2015;

•	upon the occurrence of specified corporate transactions; or

•	in connection with a transaction or event constituting a “change of control,” as defined.
     In connection with any conversion, we will satisfy our obligation to convert the Debentures (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of Debentures being converted a “Settlement Amount” consisting of (1) cash equal to the lesser of $1,000 and the Conversion Value, and (2) to the extent the Conversion Value exceeds $1,000, a number of shares equal to the sum of, for each day of the Cash Settlement Period (defined below), (A) 5% of the difference between (i) the product of the conversion rate (plus any additional shares as an adjustment upon a change of control) and the closing price of our common stock for such date and (ii) $1,000, divided by (B) the closing price of our common stock for such day. “Conversion Value” means the product of (1) the conversion rate in effect (plus any additional shares as an adjustment upon a change of control) and (2) the average of the closing prices of our common stock for the 20 consecutive trading days beginning on the second trading day after the conversion date for those Debentures (the “Cash Settlement Period”).
     The completion of the sale of the Debentures under the Purchase Agreement is subject to certain customary conditions and is anticipated to occur on October 26, 2005. The Debentures are to be sold for cash at 100% plus accrued interest from October 26, 2005. The amount of the discount to the Initial Purchasers is 2.75%. We intend to use a portion of the net proceeds from the sale of the Debentures, together with available cash, to redeem the TIDES. In addition, we intend to use a portion of the net proceeds from the sale of the Debentures to enter into convertible debenture hedge and warrant transactions, which are expected to reduce potential dilution to our common stock from conversion of the Debentures and to have the effect to us of increasing the conversion price of the Debentures to $46.78, at an attractive after-tax cost. Future tax benefits are subject to various risks and uncertainties, including changes in the applicable provisions of the income tax code and regulations thereunder. Any remaining net proceeds would be used for general corporate purposes.

     On October 19 and 20, 2005, we issued press releases which announced, respectively, our intention to offer, and the pricing of the offering of, the Debentures. Pursuant to Rule 135c(d) under the Securities Act of 1933, as amended, copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
Exhibit 10.1	Sixth Amendment to Credit Agreement dated as of October 20, 2005 among Coltec Industries Inc, Coltec Industrial Products LLC, Garlock Sealing Technologies LLC, GGB, LLC, formerly known as Glacier Garlock Bearing LLC, Stemco LLC, and Corrosion Control Corporation, Bank of America, N.A., as agent, and the lenders named therein

Exhibit 99.1	Press release of EnPro Industries, Inc. dated October 19, 2005

Exhibit 99.2	Press release of EnPro Industries, Inc. dated October 20, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 21, 2005

EnPro Industries, Inc.

By:	/s/ Richard L. Magee

Richard L. Magee, Senior Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit
Exhibit 10.1	Sixth Amendment to Credit Agreement dated as of October 20, 2005 among Coltec Industries Inc, Coltec Industrial Products LLC, Garlock Sealing Technologies LLC, GGB, LLC, formerly known as Glacier Garlock Bearing LLC, Stemco LLC, and Corrosion Control Corporation, Bank of America, N.A., as agent, and the lenders named therein

Exhibit 99.1	Press release of EnPro Industries, Inc. dated October 19, 2005

Exhibit 99.2	Press release of EnPro Industries, Inc. dated October 20, 2005